UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 2, 2005

Auxilium Pharmaceuticals, Inc.

(Exact Name of Registrant Specified in Charter)

Delaware	000-50855	23-3016883
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

160 W. Germantown Pike
Norristown, PA	19401
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 239-8850

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Auxilium Pharmaceuticals, Inc. (the “Company”) previously announced that Robert S. Whitehead and the Company mutually agreed to terminate his position as President and Chief Operating Officer of the Company effective March 10, 2005. On June 2, 2005, the Company entered into a Separation Agreement and General Release (the “Separation Agreement”) with Mr. Whitehead. The Separation Agreement is effective May 27, 2005. In accordance with the terms and conditions of the Separation Agreement, Mr. Whitehead will receive 12 months of severance benefits based upon his most recent annual base salary of $320,000, as well as 12 months of medical, dental and prescription drug coverage and accrued but unused vacation benefits. During this 12-month period, Mr. Whitehead will work for the Company on a substantial but less than full-time basis as an independent contractor consultant. For such services, the Company will pay Mr. Whitehead an additional $100,000, payable in 12 equal monthly installments.

Pursuant to the terms of the Separation Agreement, the Company granted Mr. Whitehead a nonqualified stock option to purchase 50,000 shares of Company common stock at an exercise price per share of $4.79, the last reported sale price of a share of Company common stock on the Nasdaq National Market on the execution date of the Separation Agreement.

Mr. Whitehead remains bound by the non-competition, confidentiality, development assignment and non-solicitation covenants contained in his Employment Agreement, dated as of June 1, 2004, provided however, the Separation Agreement amends the non-competition covenant to provide that for a period of nine months after termination of employment with the Company, Mr. Whitehead may not directly or indirectly engage in any business or other activity in the United States or Canada which competes directly with the Company in the sale of pharmaceutical or other products in the fields of sexual health, urology and pain management.

The foregoing is a summary description of certain terms of the Separation Agreement and, by its nature, is incomplete. It is qualified in its entirety by the text of the Separation Agreement attached as Exhibit 10 to this Report and incorporated herein by reference. All readers are encouraged to read the entire text of the Separation Agreement attached hereto.

Item 8.01. Other Events.

Effective June 10, 2005, the Company will move its corporate headquarters to 40 Valley Stream Parkway, Malvern, Pennsylvania. All correspondence with the Company should be addressed to:

Auxilium Pharmaceuticals, Inc.

40 Valley Stream Parkway

Malvern, Pennsylvania 19355

Telephone Number: 484-321-5900 Facsimile Number: 484-321-5999

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

10 Separation Agreement and General Release, dated May 27, 2005, between Robert S. Whitehead and the Registrant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

AUXILIUM PHARMACEUTICALS, INC.

Date: June 2, 2005	By:	/s/ Gerri A. Henwood
Gerri A. Henwood
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10	Separation Agreement and General Release, dated May 27, 2005, between Robert S. Whitehead and the Registrant.